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                                                                    EXHIBIT 10.2


                                     FORM OF

                              CKE RESTAURANTS, INC.

                             STOCK OPTION AGREEMENT

TYPE OF OPTION (CHECK ONE):     [ ]   INCENTIVE         [ ]    NONQUALIFIED


      This Stock Option Agreement (the "Agreement") is entered into as of ____________, by and between CKE Restaurants, Inc., a Delaware corporation (the "Company"), and ____________________________________ (the "Optionee") pursuant to the Company's 2005 Omnibus Incentive Compensation Plan (the "Plan"). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

      1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of ________________________ (_______) shares (the "Shares") of the Common Stock of the Company at a purchase price of ________________________ ($_____) per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of l986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

      2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment ("Vested Shares"). [INSERT VESTING SCHEDULE, EITHER TIME-BASED OR PERFORMANCE-BASED] such that 100% of the Shares shall become Vested Shares on the third anniversary of the "Vesting Commencement Date." For these purposes, the Vesting Commencement Date shall be
_______________.

      No additional Shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

      For purposes of this Agreement, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a Consultant or other Service Provider.
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      3. TERM OF OPTION. The right of the Optionee to exercise this Option shall terminate upon the first to occur of the following:

            (a) the expiration of ten (10) years from the date of this Agreement;

            (b) the expiration of twelve (12) months from the date of termination of Optionee's Continuous Service if such termination is due to Disability of the Optionee (as defined in Section 409A(a)(2)(C) of the Code);

            (c) the expiration of eighteen (18) months from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death;

            (d) the expiration of eighteen (18) months from the date of termination of Optionee's Continuous Service if such termination occurred at a time when Optionee is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions;

            (e) the expiration of three (3) months from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than those listed above; or

            (f) upon the consummation of a "Change in Control" (as defined in Section 11.2(b) of the Plan), unless otherwise provided pursuant to Section 8 below.

      4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Sections 2 or 8 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option that has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

            (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased), with any partial exercise being deemed to cover first vested Shares and then the earliest vesting installments of unvested Shares;

            (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 6.6 of the Plan);

            (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 6.6 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

            (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.


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      5. LIMITED TRANSFERABILITY; DEATH OF OPTIONEE. Except as provided in
Section 6.7 of the Plan, the rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

      6. RECEIPT OF PLAN. Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

      7. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.3 of the Plan.

      8. CHANGE IN CONTROL. In the event of a Change in Control (as defined in
Section 11.2(b) of the Plan):

            (a) The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above) effective as of immediately prior to the occurrence of a Triggering Event (as defined below) occurring within the twelve (12) month period beginning with the Change in Control.

            (b) For purposes of this Section 8, the following terms shall have the meanings set forth below:

                  (i) "Triggering Event" shall mean (i) the termination of Continuous Service of Optionee by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue this Option in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 7 hereof and Section 4.3 of the Plan.


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                  (ii) "Cause" shall mean a determination by the Committee that
Optionee (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Optionee's duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. In the event that the Optionee is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of "Cause" (or a term having similar meaning), such definition shall apply as the definition of a termination on account of "Cause" for purposes hereof, but only to the extent that such definition provides the Optionee with greater rights. A termination on account of Cause shall be communicated by written notice to the Optionee, and shall be deemed to occur on the date such notice is delivered to the Optionee.

                  (iii) "Constructive Termination" shall mean a termination of employment by Optionee within sixty (60) days following the occurrence of any one or more of the following events without the Optionee's written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that Optionee's location of employment be relocated by more than fifty (50) miles. In the event that the Optionee is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of "Constructive Termination," "Good Reason" or "Breach of Agreement" (or a term having a similar meaning), such definition shall apply as the definition of "Constructive Termination" for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Optionee with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

      9. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any Affiliate (or a successor entity). The right of the Company or any Affiliate (or successor entity) to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any written employment agreement which the Optionee may otherwise have with the Company or any Affiliate (or a successor entity).

      10. RIGHTS AS STOCKHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

      11. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities (including any acquisition transaction where the Company securities will be used as all or part of the purchase price), Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.


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      12. NOTICE OF DISQUALIFYING DISPOSITION. To obtain certain tax benefits afforded to Incentive Options, an Optionee must hold the shares issued upon the exercise of an Incentive Option for two years after the date of grant of the Option and one year from the date of exercise. By executing this Agreement, Optionee hereby agrees to promptly notify the Company's Chief Financial Officer of any disposition of Shares acquired pursuant to an Incentive Stock Option within one year from the date this Option is exercised or within two years of the date of grant of this Option.

      13. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term "Administrator" shall mean the Board of Directors.

      14. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

      15. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

      16. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

      17. ATTORNEYS' FEES. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs.

      18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

                            [Signature Page Follows]


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                              OPTIONEE:

CKE Restaurants, Inc.

By:
    ---------------------------------     --------------------------------------
                                                        (Signature)

Its:
    ---------------------------------     --------------------------------------
                                                     (Type or print name)

                                          Address:


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